UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

Freshpet, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On August 7, 2023, Freshpet, Inc.(“Freshpet” or the “Company”) held an earnings call in connection with its second quarter 2023 financial results. During the call, Chief Executive Officer Billy Cyr’s remarks included the following regarding the Company’s corporate governance and Board refreshment in connection with the Company’s upcoming annual meeting of shareholders:

Continued to strengthen our Board: In the past three months, we’ve made some excellent additions to our Board. In May, we announced the appointment of Dave Biegger, the former chief supply chain officer for Conagra and Campbell’s Soup, to our Board. Dave brings highly relevant perishable food operations expertise to our business. Two weeks ago, we announced that Dave West has joined our Board. Dave is the former CEO of Big Heart Pet, which is now part of J.M. Smucker, and prior to that he was the CEO and CFO of Hershey, and most recently he was the Vice Chairman of Simply Good Foods. Dave brings deep pet industry expertise, strong financial acumen and an appreciation for the unique challenges of high growth businesses. Dave will join our Audit Committee. Finally, we announced that Walt George was selected as our new Board Chair. Walt is replacing Charlie Norris, who just retired in accordance with the mandatory retirement policy we put in place as part of our 5-year governance transformation plan that we announced in 2020. Charlie championed the plan despite the knowledge that it would compel him to retire this year. We are incredibly grateful to Charlie for his vision and support over so many years. He shepherded Freshpet from a company with $5 million in sales to one with a projected $750 million in sales this year and even personally guaranteed the debt of the company at a perilous moment early in its life. Walt will step into the Chairman’s seat seamlessly. He has been on the Board since the Company went public in 2014 and has deep knowledge of both the company and the pet industry. Walt began his career in operations at Frito-Lay but, more importantly, he was a key operations executive at Hill’s Science Diet during its rapid growth from $185 million in net sales to $1.5 billion. That gives him unique insight into the challenges of building a large pet food brand and creating a supply network capable of supporting that growth. Walt is also deeply committed to advancing the health of companion animals as he serves as an officer on the Board of the Morris Animal Foundation, which is one of the largest non-profit organizations worldwide funding scientific studies to advance the health and well-being of companion animals.

These Board changes punctuate a multi-year effort to strengthen our Company and better prepare us to pursue our mission to change the way people feed their pets forever. These changes also demonstrate our commitment to evolving our Board to meet our changing needs in parallel with the 5-year Governance Transformation plan that we initiated in 2020. That plan and the Board evolution are built on a philosophy that our Board’s governance practices and counsel they provide to our leadership team should match the increasing scale and complexity of our business and be capable of addressing the emerging challenges we will encounter in the years ahead.

About Freshpet

Freshpet is the leading fresh food for dogs and cats. Since its conception in 2006, Freshpet has been on a mission to transform the lives of dogs and cats through the power of fresh, nutritious food, while pushing the boundaries of sustainable practices. The recipes are developed by Veterinarian Nutritionists and made with natural whole ingredients, like fresh meats, vegetables and fruits, which are cooked in small batches at lower temperatures to preserve their natural goodness. Sustainably-made in Bethlehem, PA and their new Kitchens in Ennis TX, Freshpet foods and treats are kept refrigerated until they arrive at Freshpet fridges in your local market, or are delivered direct to your door.

Freshpet is available in a growing number of mass, grocery, natural food, club, and pet specialty retailers across the United States, Canada and Europe, as well as online in the U.S. for direct delivery and through its partnership with Petco. From the care taken in partnering with farmers whose values align with theirs, to how each recipe is made, Freshpet’s commitment to integrity, transparency and social responsibility is a point of pride.

Connect with Freshpet:

https://www.facebook.com/Freshpet

https://twitter.com/Freshpet

http://instagram.com/Freshpet

http://pinterest.com/Freshpet

https://www.tiktok.com/@freshpet

Forward-Looking Statements

Certain of the Company’s statements included herein constitute “forward-looking” statements, including statements related to the future impact of the novel coronavirus, the future progress of our Freshpet Kitchens expansion, future governance changes, our growth potential and plans, our projected or targeted operating results, our ability to meet our sustainability targets, goals, and commitments, including due to the impact of climate change, our expectations regarding our future operating and economic environment, and our long-term capacity planning. These statements are based on management’s current opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results. These forward-looking statements are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While Freshpet believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect actual results. There are risks and uncertainties that could cause actual results to differ materially from forward-looking statements made herein, including potential costs associated with shareholder activism. For a detailed discussion of risks, uncertainties and other factors that could cause our actual results to differ materially from those anticipated or expressed in any forward-looking statements, see the section entitled “Risk Factors” in the Company’s latest annual report on Form 10-K and its quarterly reports on Form 10-Q filed with the SEC. Such forward-looking statements are made only as of the date they are made. Freshpet undertakes no obligation to publicly update or revise any forward-looking statement because of new information, future events or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements.

Important Additional Information and Where to Find It

This communication is being made in connection with the Company’s upcoming 2023 annual meeting of shareholders (the “Annual Meeting”). The Company intends to file a proxy statement (the “Proxy Statement”), an accompanying WHITE proxy card and other relevant documents with the Securities and Exchange Commission (the “SEC”) in connection with the Annual Meeting. BEFORE MAKING ANY VOTING DECISION, SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING. Security holders may obtain free copies of the Definitive Proxy Statement and other documents containing important information about Freshpet once such documents are filed with the SEC, free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents will also be available free of charge on the “Investors” section of Freshpet’s website at www.investors.freshpet.com.

Participants in the Solicitation

Freshpet, members of our Board of Directors and certain of our executive officers are “participants” in the solicitation of proxies from the Company’s shareholders in connection with the Annual Meeting. Information regarding the Company’s Board of Directors and executive officers and their respective interests in the Company, by security holdings or otherwise, is set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 28, 2023, as amended on May 1, 2023. To the extent such ownership interests have changed since such filings, such changes have been reflected on Statements of Change in Ownership on Form 4 filed with the SEC, and will be reflected in the Proxy Statement for the 2023 Annual Meeting when filed with the SEC. Security holders may obtain free copies of these documents as described above.

Investor Contact

ICR

Jeff Sonnek

646-277-1263

Jeff.sonnek@icrinc.com

Media Contact:

Freshpet@edelmansmithfield.com

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